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                                                                EXHIBIT 8(a)(v)


                               CUSTODIAN CONTRACT


         This Contract between AIM Investment Securities Funds, a business trust organized and existing under the laws of Delaware with its principal place of business at 11 Greenway Plaza, Suite 100, Houston, Texas 77046 (the "Fund"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Custodian"),

                                   WITNESSETH:

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund intends that this Contract be applicable to (1) one series, AIM HIGH YIELD FUND II (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with Section 18, being referred to herein as the "Portfolio(s)");

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

         The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Agreement and Declaration of Trust. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (as such term is defined in Section 6 hereof), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund (the "Board") on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 3 and 4.


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SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY
           THE CUSTODIAN IN THE UNITED STATES

         SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section
2.10 in a clearing agency registered with the United States Securities and Exchange Commission (the "SEC") under Section 17A of the Exchange Act, which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and SEC rules and regulations if any, and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.11.

         SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

         3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to
                  Section 1; or for



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                  exchange for a different number of bonds, certificates or
                  other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or



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                  organizations, regarding escrow or other arrangements in
                  connection with transactions by the Portfolio of the Fund;

         13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

         14) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

         15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

         SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

         SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract,



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and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         SECTION 2.5 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares which are deposited into the Portfolio's account.

         SECTION 2.6 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

         SECTION 2.7 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

         1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or



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                  trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
                  Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Section 6;

         2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

         3) For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

         4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

         6) For payment of the amount of dividends received in respect of securities sold short;

         7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such



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                  payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

         SECTION 2.8 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

         SECTION 2.9 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

         SECTION 2.10 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System, subject to the following provisions:

         1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the "U.S. Securities System Account") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

         3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the



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                  Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

         4) The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

         5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Section 15 hereof;

         6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

         SECTION 2.11 FUND ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

         1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

         2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in the Direct Paper System Account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

         4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The



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                  Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

         5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Portfolio;

         6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

         SECTION 2.12 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio,
(ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the SEC, or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purpose(s) to be a proper corporate purpose.

         SECTION 2.13 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.



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         SECTION 2.14 PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

         SECTION 2.15 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.


SECTION 3. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         SECTION 3.1 DEFINITIONS. Capitalized terms in this Section 3 of the Contract shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; and factors comprising the "prevailing country risk", including the effects of foreign law on the safekeeping of Portfolio assets, the likelihood of expropriation, nationalization, freezing, or confiscation of a Portfolio's assets and any reasonably foreseeable difficulties in repatriating a Portfolio's assets.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.



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"Foreign Assets" means any of the Portfolio's investments (including foreign currencies) for which the primary market is outside the United States, currency contracts that are settled outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

         SECTION 3.2 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of each Portfolio.

         SECTION 3.3 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to (a) the countries listed on Schedule A hereto as approved by the Board, which list of Board-approved countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager, and (b) the custody arrangements set forth on such Schedule A. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Portfolio, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Section 3.

         Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the account opening requirements for such country (if any), the Foreign Custody Manager shall be deemed to have been appointed by the Board as Foreign Custody Manager with respect to that country and to have accepted the delegation. Execution of this Contract by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each Board-approved country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of this Contract. Following the receipt of Proper Instructions directing the Foreign

Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolio with respect to that country.

         The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to a Portfolio with respect to the country as to which the Custodian s acceptance of delegation is withdrawn.

         SECTION 3.4 SCOPE OF DELEGATED RESPONSIBILITIES.

         3.4.1 SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodians selected by the Foreign Custody Manager in each country listed as "approved" on Schedule A, as such Schedule is amended from time to time.

         In performing its delegated responsibilities as Foreign Custody Manager to place or maintain the Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

         3.4.2 CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         3.4.3 MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian, selected by the Foreign Custody Manager, the Foreign Custody Manager shall maintain a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian, and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). The Foreign Custody Manager shall provide the Board with information at least annually as to the factors used in such monitoring system. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian that it has selected are no longer appropriate, the Foreign Custody Manager shall promptly transfer the Fund's Foreign Assets to another Eligible Foreign Custodian in the market and shall notify the Board in accordance with Section 3.7 hereunder.

         SECTION 3.5 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of a Portfolio, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate.

         Notwithstanding any provision of this Contract to the contrary, the Fund on behalf of the Portfolios and the Custodian expressly acknowledge and agree that the Foreign Custody Manager shall not be delegated any responsibilities under this Section 3 with respect to Mandatory Securities Depositories, and that the determination by or on behalf of the Board to place the Foreign Assets in a particular country shall be deemed to include the determination to place such Foreign Assets eligible for any Mandatory Securities Depository with such Mandatory Securities Depository, whether the Mandatory Securities Depository exists at the time the Foreign Assets are acquired, or after the acquisition thereof.

         SECTION 3.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         SECTION 3.7 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report at least quarterly on the Foreign Assets held with each Eligible Foreign Custodian and in connection therewith if applicable, provide to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager will make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3 promptly after the occurrence of the material change.

         SECTION 3.8 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

         The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of each Portfolio.

         SECTION 3.9 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of a

Portfolio shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

         SECTION 3.10 FUTURE NEGOTIATIONS. If at any time prior to termination of this Contract the Custodian as a matter of standard business practice, accepts delegation as Foreign Custody Manager for its U.S. mutual fund clients on terms materially different than set forth in this Contract, the Custodian hereby agrees to negotiate with the Fund in good faith with respect thereto.


SECTION  4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS
            HELD OUTSIDE THE UNITED STATES.

         SECTION 4.1 DEFINITIONS. Terms used in this Section 4 which are not otherwise defined herein shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository which is listed on Schedule A hereto or a Mandatory Securities Depository.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

         SECTION 4.2 HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

         SECTION 4.3 FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

         SECTION 4.4 TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1 DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon sale of such foreign securities for the Portfolio in accordance with reasonable market practice in the country where such Foreign Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B), in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian (or such Foreign Sub-Custodian)) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with reasonable market practices in the country where such securities are held or traded; provided that in any such case the Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Portfolio;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Foreign Assets shall be made.

         4.4.2 PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, moneys of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, in accordance with reasonable market settlement practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

         4.4.3 MARKET CONDITIONS; MARKET INFORMATION. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Contract, "Institutional Clients" means U.S. registered investment companies or major U.S. based commercial banks, insurance companies, pension funds or substantially similar institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

         The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder and, provided further, that the Custodian shall in any event provide to the Board and to A I M Advisors, Inc. annually the following information and opinions with respect to the Board-approved countries listed on Schedule A:

         (i) legal opinions relating to whether local law restricts with respect to U.S. registered mutual funds (a) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (b) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (c) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and
                  (d) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars;

         (ii)     summary of information regarding Foreign Securities Systems;
                  and

         (iii) country profile information containing market practice for (a) delivery versus payment, (b) settlement method, (c) currency restrictions, (d) buy-in practices, (e) foreign ownership limits, and (f) unique market arrangements.

         SECTION 4.5 REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund (on behalf of the applicable Portfolio) or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except to the extent that the Fund incurs loss or damage due to failure of such nominee to meet its standard of care as set forth in this Contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund (on behalf of the applicable Portfolio) under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

         SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

         SECTION 4.7 COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all dividends, income and other payments with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled and shall credit such income, as collected, to the Portfolio. In the event the Custodian or a Foreign Sub-Custodian must use measures beyond those which are customary in a particular country to collect such payments, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian attendant thereto.

         SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held under this Section 4, the Custodian will use commercially reasonable efforts to facilitate the exercise by the Fund on behalf of the Portfolios of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may obtain in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

         SECTION 4.9 COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of a Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held under this Contract, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolio at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least two New York business days prior to the date on which the Custodian is to take action to exercise such right or power.

         SECTION 4.10 LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible consistent with prevailing market practice, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and any applicable Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

         SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United States, the sole responsibility of the Custodian with regard to the tax law of any such jurisdiction shall be to use reasonable efforts to (a) notify the Fund of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of such Portfolios by the tax law of such jurisdictions, including responsibility for withholding and other taxes, assessment or other governmental charges, certifications and government reporting and (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable the Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat the Fund as a Delaware business trust which is a "registered investment company" under the laws of the United States, and it shall be the duty of the Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the Fund, other relevant facts concerning tax treatment of the Fund and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by the Fund. The Custodian may engage reasonable professional advisors disclosed to the Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom.

         SECTION 4.12 LIABILITY OF CUSTODIAN. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by Country Risk (as such term is defined in Section 3 hereof), regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall be without liability for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other similar loss beyond the reasonable control of the Custodian or the Sub-Custodian.

         The Custodian shall be liable to the Fund on account of any actions or omissions of any Foreign Sub-Custodian to the same extent as such Foreign Sub-Custodian shall be liable to the Custodian.

         SECTION 4.13 USE OF TERM "FUND"; ASSETS AND LIABILITIES. All references in this Section 4 or in Section 3 of this Contract to "Fund" shall mean the Fund, or a Portfolio of the Fund, as the context requires or as applicable.

         The Custodian shall maintain separate and distinct records for each Portfolio and the assets allocated solely with such Portfolio shall be held and accounted for separately from the assets of the Fund associated solely with any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Fund generally or the assets of any other Portfolio.


SECTION 5. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

     The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

     From such funds as may be available for the purpose but subject to the limitations of the Agreement and Declaration of Trust and any applicable votes of the Board pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.


SECTION 6. PROPER INSTRUCTIONS

         Proper Instructions as used throughout this Contract includes the following:

         (a) a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type or transaction involved, including a specific statement of the purpose for which such action is requested;

         (b) communications effected directly between electro-mechanical or electronic devices provided that the Fund and the Custodian agree to securities procedures, including but not limited to, the security procedures listed on the Funds Transfer Addendum hereto;

         (c) oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing or through electro-mechanical or electronic devices; or

         (d) Proper Instructions in connection with a segregated asset account which has been established pursuant to Section 2.12, hereof, shall include instructions received by the Custodian in accordance with the provisions of any three-party agreement, to which the Fund and the Custodian are each a party, governing such account or accounts.


SECTION 7. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

     The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.


SECTION 8. EVIDENCE OF AUTHORITY

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a Certified Resolution as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board pursuant to the Agreement and Declaration of Trust as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


SECTION 9. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND
           CALCULATION OF NET ASSET VALUE AND NET INCOME

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.


SECTION 10. RECORDS

     The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.


SECTION 11. OPINION OF FUND'S INDEPENDENT ACCOUNTANT

     The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.


SECTION 12. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

     The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


SECTION 13. COMPENSATION OF CUSTODIAN

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.


SECTION 14. RESPONSIBILITY OF CUSTODIAN

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical failures or interruptions, communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters, or other similar events or acts;
(ii) errors by the Fund or the Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Contract;
(iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system that is not an affiliate of the Custodian to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

     The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Contract.

     If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.


SECTION 15. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the 1940 Act and that the Custodian shall not with respect to a Portfolio act under
Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Fund's Agreement and Declaration of Trust and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of this Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

SECTION 16. SUCCESSOR CUSTODIAN

     If a successor custodian for one or more Portfolios shall be appointed by the Board, the Custodian shall, upon termination; (i) deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder;
(ii) shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System; and (iii) transfer to the successor custodian all records created and maintained by the Custodian with respect to each such Portfolio pursuant to Section 9.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

     In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.


SECTION 17. INTERPRETIVE AND ADDITIONAL PROVISIONS

     In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Agreement and Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.


SECTION 18. ADDITIONAL FUNDS

     In the event that the Fund establishes one or more series of Shares in addition to AIM HIGH YIELD FUND II with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.


SECTION 19. MASSACHUSETTS LAW TO APPLY

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


SECTION 20. PRIOR CONTRACTS

     This Contract supersedes and terminates, as of the date hereof, all prior Contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.


SECTION 21. NOTICES.

         Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

         To the Fund:           AIM INVESTMENT SECURITIES FUNDS
                                11 Greenway Plaza
                                Suite 100
                                Houston, Texas 77046
                                Attention:  Carol F. Relihan, General Counsel
                                Telephone:  713-626-1919
                                Telecopy:  713-993-9185


         To the Custodian:      STATE STREET BANK AND TRUST COMPANY
                                1776 Heritage Drive

                                JAB/4W
                                North Quincy, Massachusetts  02171
                                Attention: Nancy Grady, Vice President
                                Telephone: 617-985-6188
                                Telecopy: 617-537-6321

         Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex or telecopy, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.


SECTION 22. REPRODUCTION OF DOCUMENTS

         This Contract and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


SECTION 23. SHAREHOLDER COMMUNICATIONS ELECTION

         SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

         YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

         NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.


SECTION 24. DATA ACCESS SERVICES ADDENDUM

         The Custodian and the Fund agree to be bound by the terms of the Data Access Services Addendum attached hereto.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of September 28, 1998.

AIM INVESTMENT SECURITIES FUNDS              FUND SIGNATURE ATTESTED TO BY:


By: /s/ ROBERT H. GRAHAM                     By: /s/ SAMUEL D. SIRKO
    ----------------------------                 ----------------------------

Name:   Robert H. Graham                     Name:   Samuel D. Sirko
      --------------------------                   --------------------------

Title:  President                            Title:  Assistant Secretary
      --------------------------                   --------------------------


STATE STREET BANK AND TRUST COMPANY          SIGNATURE ATTESTED TO BY:


By: /s/ RONALD E. LOGUE                      By: /s/ MARC L. PARSONS
    ----------------------------                 ----------------------------

Name:   Ronald E. Logue                      Name:   Marc L. Parsons
      --------------------------                   --------------------------

Title:  Executive Vice President             Title:  Associate Counsel
      --------------------------                   --------------------------

                                  STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES



COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES
Argentina                  Citibank, N.A.                              --


Australia                  Westpac Banking Corporation                 --


Austria                    Erste Bank der Oesterreichischen            --
                           Sparkassen AG


Bahrain                    British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Bangladesh                 Standard Chartered Bank                     --


Belgium                    Generale de Banque                          --


Bermuda                    The Bank of Bermuda Limited                 --


Bolivia                    Banco Boliviano Americano S.A.              --


Botswana                   Barclays Bank of Botswana Limited           --


Brazil                     Citibank, N.A.                              --


Bulgaria                   ING Bank N.V.                               --


Canada                     Canada Trustco Mortgage Company             --


Chile                      Citibank, N.A.                              --


People's Republic          The Hongkong and Shanghai                   --
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches


Colombia                   Cititrust Colombia S.A.                     --
                           Sociedad Fiduciaria

8/13/98

                                  STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES



COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES
Croatia                    Privredna Banka Zagreb d.d                  --


Cyprus                     Barclays Bank Plc.                          --
                           Cyprus Offshore Banking Unit


Czech Republic             Ceskoslovenska Obchodni                     --
                           Banka, A.S.


Denmark                    Den Danske Bank                             --


Ecuador                    Citibank, N.A.                              --


Egypt                      National Bank of Egypt                      --


Estonia                    Hansabank                                   --


Finland                    Merita Bank Limited                         --


France                     Banque Paribas                              --


Germany                    Dresdner Bank AG                            --


Ghana                      Barclays Bank of Ghana Limited              --


Greece                     National Bank of Greece S.A.                The Bank of Greece,
                                                                       System for Monitoring Transactions in
                                                                       Securities in Book-Entry Form


Hong Kong                  Standard Chartered Bank                     --


Hungary                    Citibank Budapest Rt.                       --


Iceland                    Icebank Ltd.

8/13/98

                                  STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES
India                      Deutsche Bank AG                            --

                           The Hongkong and Shanghai
                           Banking Corporation Limited

Indonesia                  Standard Chartered Bank                     --


Ireland                    Bank of Ireland                             --


Israel                     Bank Hapoalim B.M.                          --


Italy                      Banque Paribas                              --


Ivory Coast                Societe Generale de Banques                 --
                           en Cote d'Ivoire


Jamaica                    Scotiabank Jamaica Trust and Merchant       --
                           Bank Ltd.


Japan                      The Daiwa Bank, Limited                     Japan Securities Depository
                                                                       Center
                           The Fuji Bank, Limited


Jordan                     British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Kenya                      Barclays Bank of Kenya Limited              --


Republic of Korea          The Hongkong and Shanghai Banking
                           Corporation Limited


Latvia                     JSC Hansabank-Latvija                       --


Lebanon                    British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)
8/13/98

                                  STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES
Lithuania                  Vilniaus Bankas AB                          --


Malaysia                   Standard Chartered Bank                     --
                           Malaysia Berhad


Mauritius                  The Hongkong and Shanghai                   --
                           Banking Corporation Limited


Mexico                     Citibank Mexico, S.A.                       --


Morocco                    Banque Commerciale du Maroc                 --


Namibia                    (via) Standard Bank of South Africa         -


The Netherlands            MeesPierson N.V.                            --


New Zealand                ANZ Banking Group                           --
                           (New Zealand) Limited


Norway                     Christiania Bank og                         --
                           Kreditkasse


Oman                       British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Pakistan                   Deutsche Bank AG                            --


Peru                       Citibank, N.A.                              --


Philippines                Standard Chartered Bank                     --


Poland                     Citibank (Poland) S.A.                      --
                           Bank Polska Kasa Opieki S.A.

Portugal                   Banco Comercial Portugues                   --

8/13/98

                                  STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES
Romania                    ING Bank N.V.                               --


Russia                     Credit Suisse First Boston AO, Moscow       --
                           (as delegate of Credit Suisse
                           First Boston, Zurich)


Singapore                  The Development Bank                        --
                           of Singapore Limited


Slovak Republic            Ceskoslovenska Obchodna                     --
                           Banka, A.S.


Slovenia                   Banka Creditanstalt d.d.                    --


South Africa               Standard Bank of South Africa Limited       --


Spain                      Banco Santander, S.A.                       --


Sri Lanka                  The Hongkong and Shanghai                   --
                           Banking Corporation Limited


Swaziland                  Standard Bank Swaziland Limited             --


Sweden                     Skandinaviska Enskilda Banken               --


Switzerland                UBS AG                                      --


Taiwan - R.O.C.            Central Trust of China                      --


Thailand                   Standard Chartered Bank                     --

Trinidad & Tobago          Republic Bank Limited                       --


Tunisia                    Banque Internationale Arabe de Tunisie      --

8/13/98

                                  STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES
Turkey                     Citibank, N.A.                              --
                           Ottoman Bank

Ukraine                    ING Bank, Ukraine                           --

United Kingdom             State Street Bank and Trust Company,        --
                           London Branch


Uruguay                    Citibank, N.A.                              --


Venezuela                  Citibank, N.A.                              --


Zambia                     Barclays Bank of Zambia Limited             --


Zimbabwe                   Barclays Bank of Zimbabwe Limited           --


Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

8/13/98

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                 MANDATORY DEPOSITORIES
         Argentina               Caja de Valores S.A.


         Australia               Austraclear Limited

                                 Reserve Bank Information and
                                 Transfer System


         Austria                 Oesterreichische Kontrollbank AG
                                 (Wertpapiersammelbank Division)


         Belgium                 Caisse
                                 Interprofessionnelle
                                 de Depot et de
                                 Virement de Titres S.A.

                                 Banque Nationale de Belgique


         Brazil                  Companhia Brasileira de Liquidacao e
                                 Custodia (CBLC)

                                 Bolsa de Valores de Rio de Janeiro
                                 All SSB clients presently use CBLC

                                 Central de Custodia e de Liquidacao Financeira de Titulos

                                 Banco Central do Brasil,
                                 Sistema Especial de Liquidacao de
                                 Custodia

         Bulgaria                Central Depository AD

                                 Bulgarian National Bank


         Canada                  The Canadian Depository
                                 for Securities Limited

         People's Republic       Shanghai Securities Central Clearing and
         of China                Registration Corporation

                                 Shenzhen Securities Central Clearing
                                 Co., Ltd.


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

8/13/98

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


         COUNTRY                 MANDATORY DEPOSITORIES
         Croatia                 Ministry of Finance

                                 National Bank of Croatia

         Czech Republic          Stredisko cennych papiru

                                 Czech National Bank

         Denmark                 Vaerdipapircentralen (the Danish
                                 Securities Center)


         Egypt                   Misr Company for Clearing, Settlement,
                                 and Central Depository


         Estonia                 Eesti Vaartpaberite Keskdepositoorium


         Finland                 The Finnish Central Securities
                                 Depository


         France                  Societe Interprofessionnelle
                                 pour la Compensation des
                                 Valeurs Mobilieres (SICOVAM)


         Germany                 Deutsche Borse Clearing AG


         Greece                  The Central Securities Depository
                                 (Apothetirion Titlon AE)


         Hong Kong               The Central Clearing and
                                 Settlement System

                                 Central Money Markets Unit

         Hungary                 The Central Depository and Clearing
                                 House (Budapest) Ltd. (KELER)
                                 [Mandatory for Gov't Bonds only;
                                 SSB does not use for other securities]

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

8/13/98

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                 MANDATORY DEPOSITORIES
         India                   The National Securities Depository Limited


         Indonesia               Bank  Indonesia


         Ireland                 Central Bank of Ireland
                                 Securities Settlement Office


         Israel                  The Tel Aviv Stock Exchange Clearing
                                 House Ltd.


                                 Bank of Israel


         Italy                   Monte Titoli S.p.A.

                                 Banca d'Italia

         Jamaica                 The Jamaican Central Securities Depository


         Japan                   Bank of Japan Net System


         Kenya                   Central Bank of Kenya


         Republic of Korea       Korea Securities Depository Corporation


         Latvia                  The Latvian Central Depository


         Lebanon                 The Custodian and Clearing Center of
                                 Financial Instruments for Lebanon
                                 and the Middle East (MIDCLEAR) S.A.L.


                                 The Central Bank of Lebanon


         Lithuania               The Central Securities Depository of Lithuania


         Malaysia                The Malaysian Central Depository Sdn. Bhd.

                                 Bank Negara Malaysia,
                                 Scripless Securities Trading and Safekeeping

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

8/13/98

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                 MANDATORY DEPOSITORIES
         Mauritius               The Central Depository & Settlement
                                 Co. Ltd.


         Mexico                  S.D. INDEVAL, S.A. de C.V.
                                 (Instituto para el Deposito de
                                 Valores)


         Morocco                 Maroclear
                                 (pending publication of enabling legislation in the Moroccan government Gazette)

         The Netherlands         Nederlands Centraal Instituut voor
                                 Giraal Effectenverkeer B.V. (NECIGEF)

                                 De Nederlandsche Bank N.V.


         New Zealand             New Zealand Central Securities
                                 Depository Limited


         Norway                  Verdipapirsentralen  (the Norwegian
                                 Registry of Securities)


         Oman                    Muscat Securities Market


         Pakistan                Central Depository Company of Pakistan Limited

         Peru                    Caja de Valores y Liquidaciones S.A.
                                 (CAVALI)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

8/13/98

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                 MANDATORY DEPOSITORIES
         Philippines             The Philippines Central Depository, Inc.

                                 The Registry of Scripless Securities
                                 (ROSS) of the Bureau of the Treasury

         Poland                  The National Depository of Securities
                                 (Krajowy Depozyt Papierow Wartosciowych)

                                 Central Treasury Bills Registrar


         Portugal                Central de Valores Mobiliarios (Central)



         Romania                 National Securities Clearing, Settlement and
                                 Depository Co.

                                 Bucharest Stock Exchange Registry Division

         Singapore               The Central Depository (Pte)
                                 Limited

                                 Monetary Authority of Singapore


         Slovak Republic         Stredisko Cennych Papierov

                                 National Bank of Slovakia


         Slovenia                Klirinsko Depotna Druzba d.d.


         South Africa            The Central Depository Limited


         Spain                   Servicio de Compensacion y
                                 Liquidacion de Valores, S.A.

                                 Banco de Espana,
                                 Central de Anotaciones en Cuenta



         Sri Lanka               Central Depository System
                                 (Pvt) Limited

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

8/13/98

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES



         COUNTRY                 MANDATORY DEPOSITORIES


                                 (Pvt) Limited


         Sweden                  Vardepapperscentralen AB
                                 (the Swedish Central Securities Depository)


         Switzerland             Schweizerische Effekten - Giro AG

                                 INTERSETTLE


         Taiwan - R.O.C.         The Taiwan Securities Central
                                 Depository Co., Ltd.


         Thailand                Thailand Securities Depository
                                 Company Limited


         Tunisia                 Societe Tunisienne Interprofessionelle de
                                 Compensation et de Depot de
                                 Valeurs Mobilieres

                                 Central Bank of Tunisia

                                 Tunisian Treasury


         Turkey                  Takas ve Saklama Bankasi A.S.
                                 (TAKASBANK)

                                 Central Bank of Turkey


         Ukraine                 The National Bank of Ukraine


         United Kingdom          The Bank of England,
                                 The Central Gilts Office and
                                 The Central Moneymarkets Office


         Uruguay                 Central Bank of Uruguay


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

8/13/98

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         COUNTRY                                              MANDATORY DEPOSITORIES
         Venezuela                                            Central Bank of Venezuela


         Zambia                                               Lusaka Central Depository Limited

                                                              Bank of Zambia

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

8/13/98

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                      BRIEF DESCRIPTION
-------------------------------                      -----------------
(FREQUENCY)

The Guide to Custody in World Markets       An overview of safekeeping and
(annually)                                  settlement practices and procedures
                                            in each market in which State Street
                                            Bank and Trust Company offers
                                            custodial services.

Global Custody Network Review               Information relating to the
(annually)                                  operating history and structure of
                                            depositories and subcustodians
                                            located in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services, including
                                            transnational depositories.

Global Legal Survey                         With respect to each market in which
(annually)                                  State Street Bank and Trust Company
                                            offers custodial services, opinions
                                            relating to whether local law
                                            restricts (i) access of a fund's
                                            independent public accountants to
                                            books and records of a Foreign
                                            Sub-Custodian or Foreign Securities
                                            System, (ii) the Fund's ability to
                                            recover in the event of bankruptcy
                                            or insolvency of a Foreign
                                            Sub-Custodian or Foreign Securities
                                            System, (iii) the Fund's ability to
                                            recover in the event of a loss by a
                                            Foreign Sub-Custodian or Foreign
                                            Securities System, and (iv) the
                                            ability of a foreign investor to
                                            convert cash and cash equivalents to
                                            U.S. dollars.

Subcustodian Agreements                     Copies of the subcustodian contracts
(annually)                                  State Street Bank and Trust Company
                                            has entered into with each
                                            subcustodian in the markets in which
                                            State Street Bank and Trust Company
                                            offers subcustody services to its US
                                            mutual fund clients.

Network Bulletins (weekly):                 Developments of interest to
                                            investors in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services.

Foreign Custody Advisories (as
necessary):                                 With respect to markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services which
                                            exhibit special custody risks,
                                            developments which may impact State
                                            Street's ability to deliver expected
                                            levels of service.

              DATA ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT

         AGREEMENT between AIM Investment Securities Funds (the "Customer") and State Street Bank and Trust Company ("State Street").

                                    PREAMBLE

         WHEREAS, State Street has been appointed as custodian of certain assets of the Customer pursuant to a certain Custodian Agreement (the "Custodian Agreement") dated as of September 28 1998;

         WHEREAS, State Street has developed and utilizes proprietary accounting and other systems, including State Street's proprietary Multicurrency HORIZON(SM) Accounting System, in its role as custodian of the Customer, and maintains certain Customer-related data ("Customer Data") in databases under the control and ownership of State Street (the "Data Access Services"); and

         WHEREAS, State Street makes available to the Customer certain Data Access Services solely for the benefit of the Customer, and intends to provide additional services, consistent with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

1.       SYSTEM AND DATA ACCESS SERVICES

         (a) System. Subject to the terms and conditions of this Agreement, State Street hereby agrees to provide the Customer with access to State Street's Multicurrency HORIZON(SM) Accounting System and the other information systems (collectively, the "System") as described in Attachment A, on a remote basis for the purpose of obtaining reports and information, solely on computer hardware, system software and telecommunication links as listed in Attachment B (the "Designated Configuration") of the Customer, or certain third parties approved by State Street that serve as independent auditors, investment advisors or investment managers ("Investment Advisor"), or in other service capacities, of the Customer or other third parties such as the Customer's independent auditors, solely with respect to the Customer or on any designated substitute or back-up equipment configuration with State Street's written consent, such consent not to be unreasonably withheld.

         (b) Data Access Services. State Street agrees to make available to the Customer the Data Access Services subject to the terms and conditions of this Agreement and data access operating standards and procedures as may be issued by State Street from time to time. The ability of the Customer to originate electronic instructions to State Street on behalf of the Customer in order to
(i) effect the transfer or movement of cash or securities held under custody by State Street or (ii) transmit accounting or other information (such transactions are referred to herein as "Client Originated Electronic Financial Instructions"), and (iii) access data for the purpose of reporting and analysis, shall be deemed to be Data Access Services for purposes of this Agreement.

         (c) Additional Services. State Street may from time to time agree to make available to the Customer additional Systems that are not described in the attachments to this Agreement. In the absence of any other written agreement concerning such additional systems, the term "System" shall include, and this Agreement shall govern, the Customer's access to and use of any additional System made available by State Street and/or accessed by the Customer.

2.       NO USE OF THIRD PARTY SYSTEMS-LEVEL SOFTWARE

         State Street and the Customer acknowledge that in connection with the Data Access Services provided under this Agreement, the Customer will have access, through the Data Access Services, to Customer Data and to functions of State Street's proprietary systems; provided, however that in no event will the Customer have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.

3.       LIMITATION ON SCOPE OF USE

         a. Designated Equipment; Designated Location. The System and the Data Access Services shall be used and accessed solely on and through the Designated Configuration at the offices of the Customer or the Investment Advisor located in Houston, Texas ("Designated Location").

         b. Designated Configuration; Trained Personnel. State Street shall be responsible for supplying, installing and maintaining the Designated Configuration at the Designated Location. State Street and the Customer agree that each will engage or retain the services of trained personnel to enable both parties to perform their respective obligations under this Agreement. State Street agrees to use commercially reasonable efforts to maintain the System so that it remains serviceable, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System.

         c. Scope of Use. The Customer will use the System and the Data Access Services only for the processing of securities transactions, the keeping of books of account for the Customer and accessing data for purposes of reporting and analysis. The Customer shall not, and shall cause its employees and agents not to (i) permit any third party to use the System or the Data Access Services,
(ii) sell, rent, license or otherwise use the System or the Data Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Data Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street,
(iv) allow access to the System or the Data Access Services through terminals or any other computer or telecommunications facilities located outside the Designated Locations, (v) allow or cause any information (other than portfolio holdings, valuations of portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Customer) transmitted from State Street's databases, including data from third party sources, available through use of the System or the Data Access Services to be redistributed or retransmitted to another computer, terminal or other device for other than use for or on behalf of the Customer or (vi) modify the System in any way, including without limitation, developing any software for or attaching any devices or computer programs to any equipment, system, software or database which forms a part of or is resident on the Designated Configuration.

         d. Other Locations. Except in the event of an emergency or of a planned System shutdown, the Customer's access to services performed by the System or to Data Access Services at the Designated Location may be transferred to a different location only upon the prior written consent of State Street. In the event of an emergency or System shutdown, the Customer may use any back-up site included in the Designated Configuration or any other back-up site agreed to by State Street, which agreement will not be unreasonably withheld. The Customer may secure from State Street the right to access the System or the Data Access Services through computer and telecommunications facilities or devices complying with the Designated Configuration at additional locations only upon the prior written consent of State Street and on terms to be mutually agreed upon by the parties.

         e. Title. Title and all ownership and proprietary rights to the System, including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

         f. No Modification. Without the prior written consent of State Street, the Customer shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Customer reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

         g. Security Procedures. The Customer shall comply with data access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System on a remote basis and to access the Data Access Services. The Customer shall have access only to the Customer Data and authorized transactions agreed upon from time to time by State Street and, upon notice from State Street, the Customer shall discontinue remote use of the System and access to Data Access Services for any security reasons cited by State Street; provided, that, in such event, State Street shall, for a period not less than 180 days (or such other shorter period specified by the Customer) after such discontinuance, assume responsibility to provide accounting services under the terms of the Custodian Agreement.

         h. Inspections. State Street shall have the right to inspect the use of the System and the Data Access Services by the Customer and the Investment Advisor to ensure compliance with this Agreement. The on-site inspections shall be upon prior written notice to the Customer and the Investment Advisor and at reasonably convenient times and frequencies so as not to result in an unreasonable disruption of the Customer's or the Investment Advisor's business.

4.       PROPRIETARY INFORMATION

         a. Proprietary Information. The Customer acknowledges and State Street represents that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the Customer by State Street as part of the Data Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Customer shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Customer agrees that it will hold such Proprietary Information in the strictest confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder. The Customer further acknowledges that State Street shall not be required to provide the Investment Advisor with access to the System unless it has first received from the Investment Advisor an undertaking with respect to State Street's Proprietary Information in the form of Attachment C to this Agreement. The Customer shall use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

         b. Cooperation. Without limitation of the foregoing, the Customer shall advise State Street immediately in the event the Customer learns or has reason to believe that any person to whom the Customer has given access to the Proprietary Information, or any portion thereof, has violated or intends to violate the terms of this Agreement, and the Customer will, at its expense, co-operate with State Street in seeking injunctive or other equitable relief in the name of the Customer or State Street against any such person.

         c. Injunctive Relief. The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law. In addition, State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

         d. Survival. The provisions of this Section 4 shall survive the termination of this Agreement.

5.       LIMITATION ON LIABILITY

         a. Limitation on Amount and Time for Bringing Action. The Customer agrees that any liability of State Street to the Customer or any third party arising out of State Street's provision of Data Access Services or the System under this Agreement shall be limited to the amount paid by the Customer for the preceding 24 months for such services. In no event shall State Street be liable to the Customer or any other party for any special, indirect, punitive or consequential damages even if advised of the possibility of such damages. No action, regardless of form, arising out of this Agreement may be brought by the Customer more than two years after the Customer has knowledge that the cause of action has arisen.

         b. Limited Warranties. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY STATE STREET.

         c. Third-Party Data. Organizations from which State Street may obtain certain data included in the System or the Data Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

         d. Regulatory Requirements. As between State Street and the Customer, the Customer shall be solely responsible for the accuracy of any accounting statements or reports produced using the Data Access Services and the System and the conformity thereof with any requirements of law.

         e. Force Majeure. Neither party shall be liable for any costs or damages due to delay or nonperformance under this Agreement arising out of any cause or event beyond such party's control, including without limitation, cessation of services hereunder or any damages resulting therefrom to the other party, or the Customer as a result of work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption.

6.       INDEMNIFICATION

         The Customer agrees to indemnify and hold State Street harmless from any loss, damage or expense including reasonable attorney's fees, (a "loss") suffered by State Street arising from (i) the negligence or willful misconduct in the use by the Customer of the Data Access Services or the System, including any loss incurred by State Street resulting from a security breach at the Designated Location or committed by the Customer's employees or agents or the Investment Advisor and (ii) any loss resulting from incorrect Client Originated Electronic Financial Instructions. State Street shall be entitled to rely on the validity and authenticity of Client Originated Electronic Financial Instructions without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by State Street from time to time.

7.       FEES

         Fees and charges for the use of the System and the Data Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). Any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street) shall be borne by the Customer. Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

8.       TRAINING, IMPLEMENTATION AND CONVERSION

         a. Training. State Street agrees to provide training, at a designated State Street training facility or at the Designated Location, to the Customer's personnel in connection with the use of the System on the Designated Configuration. The Customer agrees that it will set aside, during regular business hours or at other times agreed upon by both parties, sufficient time to enable all operators of the System and the Data Access Services, designated by the Customer, to receive the training offered by State Street pursuant to this Agreement.

         b. Installation and Conversion. State Street shall be responsible for the technical installation and conversion ("Installation and Conversion") of the Designated Configuration. The Customer shall have the following responsibilities in connection with Installation and Conversion of the System:

         (i) The Customer shall be solely responsible for the timely acquisition and maintenance of the hardware and software that attach to the Designated Configuration in order to use the Data Access Services at the Designated Location.

         (ii) State Street and the Customer each agree that they will assign qualified personnel to actively participate during the Installation and Conversion phase of the System implementation to enable both parties to perform their respective obligations under this Agreement.

9.       SUPPORT

         During the term of this Agreement, State Street agrees to provide the support services set out in Attachment D to this Agreement.

10.      TERM OF AGREEMENT

         a. Term of Agreement. This Agreement shall become effective on the date of its execution by State Street and shall remain in full force and effect until terminated as herein provided.

         b. Termination of Agreement. Either party may terminate this Agreement
(i) for any reason by giving the other party at least one-hundred and eighty days' prior written notice in the case of notice of termination by State Street to the Customer or thirty days' notice in the case of notice from the Customer to State Street of termination; or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. In the event the Customer shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjudicated bankrupt, this Agreement and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Customer. This Agreement shall in any event terminate as to any Customer within 90 days after the termination of the Custodian Agreement applicable to such Customer.

         c. Termination of the Right to Use. Upon termination of this Agreement for any reason, any right to use the System and access to the Data Access Services shall terminate and the Customer shall immediately cease use of the System and the Data Access Services. Immediately upon termination of this Agreement for any reason, the Customer shall return to State Street all copies of documentation and other Proprietary Information in its possession; provided, however, that in the event that either party terminates this Agreement or the Custodian Agreement for any reason other than the Customer's breach, State Street shall provide the Data Access Services for a period of time and at a price to be agreed upon by the parties.

11.      MISCELLANEOUS

         a. Assignment; Successors. This Agreement and the rights and obligations of the Customer and State Street hereunder shall not be assigned by either party without the prior written consent of the other party, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by, or under common control with State Street.

         b. Survival. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

         c. Entire Agreement. This Agreement and the attachments hereto constitute the entire understanding of the parties hereto with respect to the Data Access Services and the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Data Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This Agreement is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Agreement or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Data Access Services or the System. No single waiver of any right hereunder shall be deemed to be a continuing waiver.

         d. Severability. If any provision or provisions of this Agreement shall be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

         e. Governing Law. This Agreement shall be interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

                                  ATTACHMENT A


                    Multicurrency HORIZON(SM) Accounting System
                           System Product Description


I. The Multicurrency HORIZON(SM) Accounting System is designed to provide lot level portfolio and general ledger accounting for SEC and ERISA type requirements and includes the following services: 1) recording of general ledger entries; 2) calculation of daily income and expense; 3) reconciliation of daily activity with the trial balance, and 4) appropriate automated feeding mechanisms to (i) domestic and international settlement systems, (ii) daily, weekly and monthly evaluation services, (iii) portfolio performance and analytic services,
(iv) customer's internal computing systems and (v) various State Street provided information services products.


II. GlobalQuest--Registered Trademark-- is designed to provide customer access to the following information maintained on The Multicurrency HORIZON(SM) Accounting System: 1) cash transactions and balances; 2) purchases and sales; 3) income receivables; 4) tax refund receivables; 5) daily priced positions; 6) open trades; 7) settlement status; 8) foreign exchange transactions; 9) trade history, and 10) daily, weekly and monthly evaluation services.

III. HORIZON--Registered Trademark-- Gateway. HORIZON--Registered Trademark-- Gateway provides customers with the ability to (i) generate reports using information maintained on the Multicurrency HORIZON--Registered Trademark-- Accounting System which may be viewed or printed at the customer's location;
(ii) extract and download data from the Multicurrency HORIZON--Registered Trademark-- Accounting System; and (iii) access previous day and historical data. The following information which may be accessed for these purposes: 1) holdings; 2) holdings pricing; 3) transactions, 4) open trades; 5) income; 6) general ledger and 7) cash.

IV. SaFiRe(SM). SaFiRe(SM) is designed to provide the customer with the ability to prepare its own financial reports by permitting the customer to access customer information maintained on the Multicurrency HORIZON--Registered Trademark-- Accounting System, to organize such information in a flexible reporting format and to have such reports printed on the customer's desktop or by its printing provider.

V. State Street Interchange. State Street Interchange is an open information delivery architecture wherein proprietary communication products, data formats and workstation tools are replaced by industry standards and is designed to enable the connection of State Street's network to customer networks, thereby facilitating the sharing of information.

                                  ATTACHMENT B


                                                      Advisor/Subadvisor
                                                    [Graphic of Computer]

STATE STREET
BANK AND
TRUST COMPANY


                 Multicurrency Horizon--Registered Trademark--
                      Global Quest--Registered Trademark--
                    Horizon--Registered Trademark-- Gateway,
                        InSight--Registered Trademark--
                                 and SaFire(sm)


                       Software is installed for access,
                           Click on icon for access.

 DIAL UP ACCESS
 CONFIGURATION

                                  ATTACHMENT C

                                   UNDERTAKING

         The undersigned understands that in the course of its employment as Investment Advisor to AIM Investment Securities Funds (the "Customer") it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency HORIZON(SM) Accounting System and other information systems (collectively, the "System").

         The undersigned acknowledges that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the undersigned by State Street as part of the Data Access Services provided to the Customer and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

         The undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

         Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.




                                      AIM ADVISORS, INC.


                                      By:  /s/ SAMUEL D. SIRKO
                                           -----------------------------

                                      Title:  Vice President
                                              --------------------------

                                      Date:      9/30/98
                                             ---------------------------

                                  ATTACHMENT D
                                     SUPPORT

         During the term of this Agreement, State Street agrees to provide the following on-going support services:

         a. Telephone Support. The Customer Designated Persons may contact State Street's Multicurrency HORIZON(SM) Help Desk and Customer Assistance Center between the hours of 8 a.m. and 6 p.m. (Eastern time) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. From time to time, the Customer shall provide to State Street a list of persons, not to exceed five in number, who shall be permitted to contact State Street for assistance (such persons being referred to as "the Customer Designated Persons").

         b. Technical Support. State Street will provide technical support to assist the Customer in using the System and the Data Access Services. The total amount of technical support provided by State Street shall not exceed 10 resource days per year. State Street shall provide such additional technical support as is expressly set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). Technical support, including during installation and testing, is subject to the fees and other terms set forth in the Fee Schedule.

         c. Maintenance Support. State Street shall use commercially reasonable efforts to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as is practicable.

         d. System Enhancements. State Street will provide to the Customer any enhancements to the System developed by State Street and made a part of the System; provided that, sixty (60) days prior to installing any such enhancement, State Street shall notify the Customer and shall offer the Customer reasonable training on the enhancement. Charges for system enhancements shall be as provided in the Fee Schedule. State Street retains the right to charge for related systems or products that may be developed and separately made available for use other than through the System.

         e. Custom Modifications. In the event the Customer desires custom modifications in connection with its use of the System, the Customer shall make a written request to State Street providing specifications for the desired modification. Any custom modifications may be undertaken by State Street in its sole discretion in accordance with the Fee Schedule.

         f. Limitation on Support. State Street shall have no obligation to support the Customer's use of the System: (i) for use on any computer equipment or telecommunication facilities which does not conform to the Designated Configuration or (ii) in the event the Customer has modified the System in breach of this Agreement.

                            FUNDS TRANSFER ADDENDUM
                                                             [STATE STREET LOGO]

OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client's (as named below) account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours notice which may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuest--Registered Trademark--, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

                            FUNDS TRANSFER ADDENDUM
                                                            [STATE STREET LOGO]

Selection Form

Please select one or more of the funds transfer security procedures indicated below.

[ ] SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.
Selection of this security procedure would be most appropriate for existing SWIFT members.

[X] STANDING INSTRUCTIONS
Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[ ] REMOTE BATCH TRANSMISSION
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.
Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[ ] GLOBAL HORIZON INTERCHANGE(SM) FUNDS TRANSFER SERVICE
Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.
This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[X] TELEPHONE CONFIRMATION (CALLBACK)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[X] REPETITIVE WIRES
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.
This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[X] TRANSFERS INITIATED BY FACSIMILE
The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.
We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

[ ] AUTOMATED CLEARING HOUSE (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

                  FUND TRANSFER ADDENDUM                  [STATE STREET LOGO]


[ ] GLOBAL HORIZON INTERCHANGE AUTOMATED CLEARING HOUSE SERVICE
Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[ ] Transmission from Client PC to State Street Mainframe with Telephone
Callback

[ ] Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

[ ] Transmission from DST Systems to State Street Mainframe with Encryption

[ ] Magnetic Tape Delivered to State Street with Telephone Callback



State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective September 28, 1998 for payment orders initiated by our organization.



Key Contact Information

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT               ALTERNATE CONTACT
Sharon A. Lester                         Brian Smith
----------------------------------      ----------------------------------
           Name                                     Name

11 Greenway Plaza, Suite 100             11 Greenway Plaza, Suite 100
----------------------------------      ----------------------------------
           Address                                  Address

Houston, Texas 77046                     Houston, Texas 77046
----------------------------------      ----------------------------------
           City/State/Zip Code                      City/State/Zip Code

 713-214-1738                             713-214-1841
----------------------------------      ----------------------------------
           Telephone Number                         Telephone Number

 713-623-0832                             713-623-0832
----------------------------------      ----------------------------------
           Facsimile Number                         Facsimile Number


----------------------------------
           SWIFT Number


----------------------------------
           Telex Number

                            FUNDS TRANSFER ADDENDUM


TELEPHONE CONFIRMATION                                       [STATE STREET LOGO]

CLIENT                     AIM Investment Securities Funds
       ---------------------------------------------------------

INVESTMENT MANAGER         AIM Advisors, Inc.
                    --------------------------------------------

AUTHORIZED INITIATORS
    Please Type or Print

Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions to State Street:


NAME                       TITLE (Specify whether          SPECIMEN SIGNATURE
                           position is with Client
                           or Investment Manager)
PLEASE SEE ATTACHED LIST OF AUTHORIZED SIGNERS.
-----------------------    --------------------------     ---------------------

-----------------------    --------------------------     ---------------------

-----------------------    --------------------------     ---------------------

-----------------------    --------------------------     ---------------------

-----------------------    --------------------------     ---------------------

AUTHORIZED VERIFIERS
    Please Type or Print

Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non repetitive wire instructions:

NAME                       CALLBACK PHONE NUMBER     DOLLAR LIMITATION (IF ANY)
  Sharon A. Lester              713-214-1738
-----------------------  --------------------------    ---------------------
  Brian Smith                   713-214-1841
-----------------------  --------------------------    ---------------------
  Michelle Harrison             713-214-1163
-----------------------  --------------------------    ---------------------
  Stacey Frakes                 713-214-1319
-----------------------  --------------------------    ---------------------

--------------------------------------------------------------------------------
                      STATE STREET BANK AND TRUST COMPANY
--------------------------------------------------------------------------------
                          GLOBAL CUSTODY FEE SCHEDULE

                        AIM INVESTMENT SECURITIES FUNDS

                             AIM HIGH YIELD FUND II
--------------------------------------------------------------------------------
I.  ADMINISTRATION
--------------------------------------------------------------------------------

   Custody Service--Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Withhold foreign taxes. File foreign tax reclaims.

   The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets. Fees in basis points per portfolio.

                           ANNUAL FEES PER PORTFOLIO

          Fund Net Assets                             Custody Only
          ---------------                              -----------
          First $50 Million                            1/30 of 1%
          Next $50 Million                             1/60 of 1%
          Next $175 Million                            1/100 of 1%
          Next $1,725 Million                          1/150 of 1%
          Over $2,000 Million                          1/250 of 1%

--------------------------------------------------------------------------------
II. PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED (DOMESTIC)
--------------------------------------------------------------------------------

         State Street Bank Repos                                $7.00

         DTC or Fed Book Entry                                  $7.00

         New York Physical Settlements                         $16.00

         PTC Purchase, Sale, Deposit or Withdrawal              $6.00

--------------------------------------------------------------------------------
                      STATE STREET BANK AND TRUST COMPANY
--------------------------------------------------------------------------------

Option Charge for each option written or                       $25.00
closing contract, per issue, per broker

Option expiration/Option exercised                             $15.00

Interest Rate Futures-no security movement                      $8.00

--------------------------------------------------------------------------------
III. GLOBAL CUSTODY HOLDINGS FEES (BASIS POINTS PER PORTFOLIO PER ANNUM)
--------------------------------------------------------------------------------


GROUP I           GROUP II           GROUP III       GROUP IV        GROUP V
-------           --------           ---------       --------        -------
3 BP              6 BP               12 BP           25 BP           50 BP

Australia         Austria            Bermuda         Argentina       Bahrain       Lithuania
Canada            Brazil             Bolivia         Belgium         Bangladesh    Luxembourg
Euroclear         Denmark            Czech Rep       China           Botswana      Mauritius
Germany           France             Ecuador         Finland         Bulgaria      Morocco
Ireland           Indonesia          Egypt           Israel          Chile         Oman
Japan             Netherlands        Hong Kong       Jordan          Colombia      Pakistan
                  New Zealand        Italy           Korea           Croatia       Peru
                  Singapore          Norway          Malaysia        Cyprus        Poland
                  South Africa       Philippines     Mexico          Estonia       Romania
                  Sweden             Thailand        Namibia         Ghana         Russia
                  Switzerland        Venezuela       Portugal        Greece        Slovenia
                  U.K.                               Slovak Rep      Hungary       Uruguay
                                                     Spain           India         Zambia
                                                     Sri Lanka       Ivory Coast   Zimbabwe
                                                     Swaziland       Jamaica
                                                     Taiwan          Kenya
                                                     Tunisia         Latvia
                                                     Turkey          Lebanon

--------------------------------------------------------------------------------
                      STATE STREET BANK AND TRUST COMPANY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
IV. GLOBAL TRANSACTION CHARGES
--------------------------------------------------------------------------------


GROUP I               GROUP II          GROUP III            GROUP IV           GROUP V
-------               --------          ---------            --------           -------
$30                    $60              $80                  $100               $200

Australia             Argentina         Botswana             Bahrain            Bangladesh
Bermuda               Austria           Brazil               China              Bulgaria
Bolivia               Belgium           Chile                Colombia           Cyprus
Canada                France            Finland              Croatia            Hungary
Czech Rep             Hong Kong         Ghana                Estonia            Indonesia
Denmark               Italy             Israel               Greece             Latvia
Ecuador               Jamaica           Kenya                India              Lebanon
Egypt                 Jordan            Malaysia             Ireland            Lithuania
Euroclear             Morocco           Mauritius            Ivory Coast        Luxembourg
Germany               Namibia           Mexico               Oman               Peru
Japan                 Netherlands       New Zealand          Pakistan           Philippines
Korea                 Poland            Norway               Portugal           Romania
Slovak Rep            Spain             Russia               Singapore          Slovenia
South Africa          Sri Lanka         Swaziland                               Turkey
Taiwan                Switzerland       Sweden
                      U.K.              Thailand
                      Uruguay           Tunisia
                                        Venezuela
                                        Zambia
                                        Zimbabwe

--------------------------------------------------------------------------------
V.        SPECIAL SERVICES
--------------------------------------------------------------------------------

          Fees for activities of a non-recurring nature such as fund consolidation or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

--------------------------------------------------------------------------------
                      STATE STREET BANK AND TRUST COMPANY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
VI. HOLDINGS CHARGES
--------------------------------------------------------------------------------

    PTC Paydowns, per issue per month.                                   $3.00

--------------------------------------------------------------------------------
VII. OUT-OF-POCKET EXPENSES
--------------------------------------------------------------------------------

   A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

         Telephone
         Wire Charges ($4.70 per wire in and $4.55 out)
         Postage and Insurance
         Courier Service
         Duplicating
         Legal Fees
         Supplies Related to Fund Records
         Rush Transfer - $8.00 each
         Transfer Fees
         Sub-custodian Charges
         Price Waterhouse Audit Letter
         Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15.00

--------------------------------------------------------------------------------
VIII. BALANCE CREDIT
--------------------------------------------------------------------------------

   A credit will be applied to each portfolio's monthly custody bill (excluding out-of-pocket custody expenses) based on the average custody Demand Deposit Account (DDA) balance during the month. This credit will be calculated by applying 90% of the 90-day Treasury Bill rate in effect at month-end. Any excess balance credits may be carried forward and applied to successive bills incurred in the same calendar year.

--------------------------------------------------------------------------------
                      STATE STREET BANK AND TRUST COMPANY
--------------------------------------------------------------------------------

AIM INVESTMENT SECURITIES FUNDS,             STATES STREET BANK AND TRUST
ON BEHALF OF AIM HIGH YIELD FUND II          COMPANY

By /s/ ROBERT H. GRAHAM                      By /s/ [ILLEGIBLE]
   ----------------------------------           -------------------------------

Title President                              Title Executive Vice President
      -------------------------------              ----------------------------

Date September 28, 1998                      Date September 28, 1998
     --------------------------------             -----------------------------